Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR SUCH STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

Warrant No.

WARRANT TO PURCHASE
SECURITIES
OF
SINGULEX, INC.

Void after October     , 2012

This Warrant is issued to                                               , or its registered assigns (the “Holder”) by Singulex, Inc., a Delaware corporation (the “Company”), on October     , 2005 (the “Warrant Issue Date”) in connection with the issuance of the Convertible Promissory Note, dated as of the Warrant Issue Date, in the original stated principal amount of $                    , by the Company to the Holder (the “Note”). The Note and the Convertible Promissory Note issued by the Company on the Warrant Issue Date to                                  constitute a single series of Convertible Promissory Notes (collectively, the “Bridge Notes”).  The Company hereby covenants that each warrant issued in connection with any such other Bridge Note shall be identical to this Warrant except as to the purchaser thereunder and the amount of the Company’s securities that is the subject of such warrant, provided that the amount of such securities is determined pursuant to a formula identical to the formula set forth in this Warrant.

1.                                       Purchase of Warrant Securities.

(a)                                  If the closing of a Qualified Financing has occurred on or prior to May 31, 2006, then, subject to the terms and conditions set forth in this Warrant, at any time in connection with or after such closing of a Qualified Financing, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company, the debt or equity securities issued by the Company in the Qualified Financing (“Qualified Financing Securities”).  “Qualified Financing” means a bona fide arms-length private debt or equity financing of the Company in a single transaction or a series of related transactions first occurring after the

Warrant Issue Date and yielding gross proceeds to the Company (excluding the conversion of the Bridge Notes) of at least $5,000,000 in the aggregate.  The number of Qualified Financing Securities subject to issuance upon the exercise of this Warrant shall be equal to the quotient obtained by dividing (i) 10% of original stated principal amount of the Note (the “Note Amount”), by (ii) the original purchase price per security of a Qualified Financing Security (as adjusted by any stock splits, stock dividends, stock combinations or similar transactions affecting the Qualified Financing Security) (the “Qualified Financing Price”).

(b)                                 If a Fundamental Change (as defined in the Company’s Certificate of Incorporation (including its Certificate of Designation with respect to its Preferred Stock, as the same may be amended after the Warrant Issue Date (the “Certificate of Incorporation”)) occurs prior to the closing of a Qualified Financing and on or prior to May 31, 2006, then, subject to the terms and conditions set forth in this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company, at the Holder’s sole option, either shares of the Company’s Series B Convertible Preferred Stock (“Series B Shares”) or any debt or equity securities issued and sold by the Company in a private debt or equity financing in a single transaction or a series of related transactions first occurring after the Effective Date (“Next Financing Securities”; the Qualified Financing Securities, the Series B Shares and the Next Financing Securities, as applicable, are referred to herein as the “Warrant Securities”). The number of Series B Shares or Next Financing Securities subject to issuance upon the exercise of this Warrant shall be equal to:

(1)                                  In the case of Series B Shares, the quotient obtained by dividing (i) 10% of the Note Amount, by (ii) the Liquidation Value then applicable to a Series B Share as set forth in the Certificate of Incorporation (the “Series B Share Price”);  or

(2)                                  In the case of Next Financing Securities, the quotient obtained by dividing (i) 10% of the Note Amount, by (ii) the original purchase price per security of a Next Financing Security (as adjusted by any stock splits, stock dividends, stock combinations or similar transactions affecting the Next Financing Securities) (the “Next Financing Price”; the Qualified Financing Price, the Series B Share Price and the Next Financing Price, as applicable, are referred to herein as the “Applicable Price”).

(c)                                  If neither the closing of a Qualified Financing nor a Fundamental Change has occurred on or prior to May 31, 2006, then, subject to the terms and conditions set forth in this Warrant, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company, at the Holder’s sole option, either Series B Shares or Next Financing Securities. The maximum number of Series B Shares or Next Financing Securities subject to issuance upon the exercise of this Warrant shall be equal to:

(1)                                  In the case of Series B Shares, the quotient obtained by dividing (i) 10% of the Note Amount, by (ii) the Series B Share Price; or

(2)                                  In the case of Next Financing Securities, the quotient obtained by dividing (i) 10% of the Note Amount, by (ii) the Next Financing Price.

Notwithstanding the foregoing, if at the time of exercise of this Warrant, a Qualified Public Offering (as defined in the Certificate of Incorporation) has occurred, “Warrant Securities” shall mean the maximum number of shares of the Company’s Common Stock into which the Series B Shares, the Next Financing Securities or the Qualified Financing Securities otherwise issuable upon the exercise of this Warrant would have converted in connection with such Qualified Public Offering, as further adjusted by any stock splits, stock dividends, stock combinations or similar transactions affecting the Common Stock after the date of such Qualified Public Offering.

2.                                       Exercise Price.  The purchase price for each Warrant Security shall be the Applicable Price (the “Exercise Price”).

3.                                       Exercise Period.  This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 11:59 p.m. Central Daylight Time on October     , 2012 or if such date shall in the State of Missouri be a holiday or a day on which banks are authorized to close, then 11:59 p.m. Central Daylight Time the next following date which in the State of Missouri is not a holiday or a day on which banks are authorized to close.

4.                                       Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby.  The Holder shall have the right to exercise this Warrant in connection with, and conditioned upon, the occurrence of a Fundamental Change. The exercise shall be effected by:

(a)                                  the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise which is attached as Exhibit A, to the Secretary of the Company at its principal offices; and

(b)                                 the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Securities being purchased.

5.                                       Cashless Exercise.  In lieu of exercising this Warrant pursuant to Section 4, the Holder, without payment of any additional consideration, may elect to receive Warrant Securities equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant to the Secretary of the Company at its principal offices together with a duly executed copy of the form of Notice of Cashless Exercise which is attached as Exhibit B, in which event the Company must issue to the holder hereof a number of Warrant Securities computed using the following formula:

X                                       =                                         Y (A - B)

A

Where:                                 X =                                                     The number of Warrant Securities to be issued to the Holder pursuant to this cashless exercise;

Y =                                                      The number of Warrant Securities in respect of which the cashless issue election is made;

A =                                                    The fair market value of one Warrant Security at the time the cashless issue election is made;

B =                                                      The Exercise Price (as adjusted to the date of the cashless issuance).

For purposes of this Section 5, the fair market value of one Warrant Security as of a particular date will be determined as follows:

(a)                                  if the exercise is in connection with an initial public offering of the Company’s Common Stock, and if the Company’s registration statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share shall be the product of (x) the initial “Price to Public” specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each Warrant Security is convertible at the date of calculation;

(b)                                 if this Warrant is exercised after, and not in connection with, the Company’s initial public offering, and if the Company’s Common Stock is traded on a securities exchange or The Nasdaq National Market or actively traded over-the-counter:

(i)                                     if the Company’s Common Stock is traded on a securities exchange or The Nasdaq National Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over the 30-day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each Warrant Security is convertible on such date; or

(ii)                                  if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the 30-day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each Warrant Security is convertible on such date; or

(c)                                  if neither (a) nor (b) is applicable, the fair market value of a Warrant Security shall be at the highest price which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for a Warrant Security sold by the Company from authorized but unissued shares, as determined in good faith by the Board of

Directors, unless the Company is at such time subject to a Fundamental Change, in which case the fair market value of a Warrant Security shall be deemed to be the value received by the holder of a Warrant Security pursuant to such Fundamental Change.

6.                                       Certificates for Warrant Securities.  Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Securities so purchased will be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and, in any event, within thirty (30) days after the delivery of the Notice of Exercise. If such exercise is in part only, the Company shall also deliver to the Holder a new warrant or warrants (dated the date hereof) of like tenor representing the Warrant Securities as to which the Holder has not exercised a right to purchase.

7.                                       Warrant Securities to be Fully Paid; Reservation of Warrant Securities.  The Company covenants and agrees that all Warrant Securities, will, upon issuance, and, if applicable, payment of the applicable Exercise Price: (i) be duly authorized, validly issued, fully paid and nonassessable; (ii) constitute legally binding and valid obligations of the Company enforceable in accordance with their respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting enforcement of creditors’ rights and laws concerning equitable remedies; and (iii) be free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.  The Company shall reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Securities granted pursuant to this Warrant: (x) at all times on and after May 31, 2006, such number of Series B Shares as shall, from time to time, be sufficient therefor; (y) at all times on and after a Qualified Financing, such number of Qualified Financing Securities as shall, from time to time, be sufficient therefor; and (z) at all times on and after the first issuance of Next Financing Securities, such number of Next Financing Securities as shall, from time to time, be sufficient therefor.

8.                                       No Fractional Shares or Scrip.  The Company may, at its option, issue fractional shares or scrip representing fractional shares upon the exercise of this Warrant, or, in lieu of the fractional shares, make a cash payment for the fractional shares based on the Exercise Price then in effect.

9.                                       Notices of Certain Transactions.  In case:

(a)                                  the Company shall take a record of the holders of its stock or securities at the time deliverable upon the exercise of this Warrant for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b)                                 of a Fundamental Change, or

(c)                                  of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

(d)                                 of any redemption or mandatory conversion of any capital stock of the Company, or

(e)                                  of the closing of the initial public offering of the Company’s Common Stock pursuant to a registration statement under the Securities Act,

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such Fundamental Change, dissolution, liquidation, winding-up, redemption, conversion or closing is to take place, and the time, if any is to be fixed, as of which the holders of record of such stock or securities at the time deliverable upon such Fundamental Change, dissolution, liquidation, winding-up, redemption, conversion or closing are to be determined.  Such notice shall be mailed at least 10 days prior to the earlier of the record date or effective date for the event specified in such notice.

10.                                 No Stockholder Rights.  Prior to the exercise of this Warrant, the Holder will not be entitled to any rights of a stockholder with respect to the Warrant Securities, including (without limitation) the right to vote such Warrant Securities, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and the Holder will not be entitled to any notice or other communication concerning the business or affairs of the Company.  However, nothing in this Section 10 limits the right of the Holder to be provided the notices required under this Warrant.

11.                                 Transfers of Warrant.  The Holder will not sell, assign or otherwise transfer to any person all or any part of its interest in this Warrant without the written consent of each other holder of a Bridge Note; provided, however, that the Holder may freely sell, assign or transfer this Warrant, in whole or in part, to any direct or indirect partner, member or shareholder of the Holder or to any affiliate of the Holder without the consent of any holder of a Bridge Note being required.  The Company will not assign this Warrant or any or its rights, duties or obligations under this Warrant without first obtaining the written consent of the Holder.  In order to effect a transfer, the Holder shall properly endorse this Warrant, surrender it to the Company at the Company’s principal offices and pay all transfer taxes and other governmental charges imposed on the transfer.  The Company shall then record such transfer on its books.  In the event of a partial transfer, the Company will issue to the holders one or more appropriate new warrants. This Warrant may only be transferred in compliance with applicable state and federal securities laws.  The terms and provisions of this Warrant inure to the benefit of, and shall be binding upon, the Company and the Holder and their respective successors and permitted assigns.

12.                                 Amendments and Waivers.  Any term of this Warrant may be amended or waived only with the written consent of the Company, the Holder and each other holder of a Bridge Note. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Holder, each transferee of this Warrant, each holder of any Warrant Securities purchased under this Warrant at the time outstanding, each future holder of those Warrant Securities, and the Company.

13.                                 Assumption of Warrant.  If, at any time, while this Warrant or any portion hereof is outstanding and unexpired there shall be a Fundamental Change, then, as a part of such Fundamental Change, lawful provision shall be made so that the Holder will thereafter be entitled to receive, upon the exercise of this Warrant during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor entity resulting from the Fundamental Change which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in the Fundamental Change if this Warrant had been exercised immediately before the Fundamental Change; and, in any such case, appropriate adjustment (as determined by the Company’s Board of Directors) will be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Warrant Securities the Holder is entitled to purchase) will thereafter be applicable, as nearly as possible, in relation to any Warrant Securities or other securities or other property thereafter deliverable upon the exercise of this Warrant.

14.                                 Notices.  Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to the Company, as set forth herein, and (b) if to the Holder, at the Holder’s address as set forth herein, or at such other address as the Company or the Holder may designate by at least 10 days’ advance written notice to the other party hereto.

15.                                 Attorneys’ Fees.  If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party is entitled to its reasonable attorneys’ fees, costs and disbursements, in addition to any other relief to which it may be entitled.

16.                                 Captions.  The section and subsection headings of this Warrant are inserted for convenience only, and do not constitute a part of this Warrant for the purpose of construing or interpreting any provision hereof.

17.                                 Governing Law; Choice of Forum; Waiver of Jury Trial.  This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with the General Corporation

Law of the State of Delaware to the extent applicable, and otherwise in accordance with the laws of the State of Missouri, excluding its choice of law or conflicts of law principles.  In any action between the parties arising out of or relating to this Warrant or any of the transactions contemplated by this Warrant: (a) each party irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of either the state courts located in St. Louis County, Missouri or the United States District Court for the Eastern District of Missouri, (b) each party irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, and (c) each party irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Warrant or the transactions contemplated hereby.

18.                                 Registration and Transfer on Company Books.  The Company shall maintain books for the registration and transfer of this Warrant and the registration and transfer of the Warrant Securities issued upon exercise of this Warrant.

19.                                 Loss or Mutilation.  Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (without any surety being required), or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing an equal number of Warrant Securities.

20.                                 No Impairment.  The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.  At any time during the period this Warrant is outstanding, the Holder may request that the Company acknowledge in writing, in form satisfactory to the Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant by their duly authorized officers effective as of October     , 2005.

SINGULEX, INC.,
a Delaware corporation

By:
Philippe Goix, President and
Chief Executive Officer

4041 Forest Park Boulevard
St. Louis, Missouri 63108

AGREED AND ACCEPTED BY THE HOLDER:

[HOLDER]

NAME:
TITLE:

ADDRESS:

EXHIBIT A

NOTICE OF EXERCISE

To:  SINGULEX, INC.

The undersigned hereby elects to purchase                      shares of                            of SINGULEX, INC., pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

[Name]

By:

Address:

Date:

Name in which shares should be registered:

EXHIBIT B

NOTICE OF CASHLESS EXERCISE

To:  SINGULEX, INC.

The undersigned hereby elects to exercise the attached warrant for                      shares of                                          of SINGULEX, INC. purchasable under the Warrant pursuant to the cashless exercise provisions of Section 5 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

HOLDER:

[Name]

By:

Address:

Date:

Name in which shares should be registered: